UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Transcommunity Bankshares Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[TransCommunity Bankshares Letterhead]

April 20, 2004

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of TransCommunity Bankshares Incorporated (“TransCommunity”) on Tuesday, May 25, 2004, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia. The accompanying notice and proxy statement describe important matters to be presented at the meeting. We have also enclosed our Annual Report to Shareholders that will be reviewed at the Annual Meeting. Please give these materials your prompt attention.

At the meeting, votes will be cast for the Class III directors of TransCommunity, as more fully explained in the enclosed proxy statement. Your Board of Directors unanimously supports these individuals and recommends that you VOTE FOR them as directors. We are also proposing an amendment to our articles of incorporation to change our corporate name to TransCommunity Financial Corporation. We are making this change so that our corporate name will more closely reflect our evolving business plan. The Board of Directors unanimously recommends that you VOTE FOR this change to our articles of incorporation. Votes will also be cast to ratify the designation of S.B. Hoover & Company, L.L.P. as independent public accountants for TransCommunity. The Board of Directors unanimously recommends that you VOTE FOR ratification of S.B. Hoover & Company, L.L.P.

Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

Sincerely,

/s/ William C. Wiley
William C. Wiley Chairman and Chief Executive Officer

TRANSCOMMUNITY BANKSHARES INCORPORATED

4235 Innslake Drive

Glen Allen, Virginia 23060

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 25, 2004

To Our Shareholders:

The 2004 Annual Meeting of Shareholders of TransCommunity Bankshares Incorporated (“TransCommunity”) will be held on Tuesday, May 25, 2004, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia for the following purposes:

1.	To elect five (5) Class III directors to serve on the TransCommunity Board of Directors until the 2007 Annual Meeting and until their successors are elected and qualified;

2.	To approve an amendment to TransCommunity’s articles of incorporation to change the corporate name to “TransCommunity Financial Corporation;”

3.	To ratify the designation of S.B. Hoover & Company, L.L.P. as independent public accountants for TransCommunity for the fiscal year ending December 31, 2004; and

4.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 31, 2004, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

/s/ William C. Wiley
William C. Wiley Chairman and Chief Executive Officer

April 20, 2004

The Board of Directors of TransCommunity Bankshares Incorporated unanimously recommends that shareholders VOTE FOR all of the Class III directors named in the attached proxy statement, VOTE FOR the change of TransCommunity’s name to “TransCommunity Financial Corporation,” and VOTE FOR ratification of the designation of S.B. Hoover & Company, L.L.P. as independent public accountants.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY,

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

TRANSCOMMUNITY BANKSHARES INCORPORATED

4235 Innslake Drive

Glen Allen, Virginia 23060

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2004

GENERAL INFORMATION

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2004 Annual Meeting of the Shareholders (the “Annual Meeting”) of TransCommunity Bankshares Incorporated (“TransCommunity”) to be held Tuesday, May 25, 2004, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia. The approximate mailing date of this proxy statement and accompanying proxy card is April 20, 2004.

Use and Revocation of Proxies

If the enclosed proxy card is properly executed and timely returned for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions thereon. If no instructions are included, the proxy will be voted FOR the nominees for the board of directors listed in this proxy statement, FOR the change of TransCommunity’s corporate name to “TransCommunity Financial Corporation,” FOR ratification of S.B. Hoover & Company, L.L.P. as TransCommunity’s independent public accountants, and in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy and for any reason desires to revoke it may do so at any time before the proxy is exercised by filing with the Secretary of TransCommunity an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person.

Shareholders Entitled to Vote and Vote Required

Only holders of record of TransCommunity common stock at the close of business on March 31, 2004, are entitled to vote at the Annual Meeting. On the record date there were 2,067,613 shares of common stock outstanding and entitled to vote. TransCommunity has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of outstanding TransCommunity common stock is entitled to one vote on each matter presented at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. On all other matters, shares may be voted in favor, may be voted against or may abstain from voting on the matter. The affirmative vote of the holders of a majority of TransCommunity’s outstanding shares is required to approve the amendment to TransCommunity’s articles of incorporation to change its corporate name. Therefore, abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) will count as votes against the proposal. On all other matters presented at the Annual Meeting, an affirmative vote by the holders of a majority of shares represented at the meeting is required for approval. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, except as noted above, they are generally not counted for purposes of determining whether a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

TransCommunity will bear its own expenses incident to soliciting proxies. Directors, officers, employees and agents of TransCommunity acting without commission or other special compensation may solicit proxies in person, by telephone or by mail. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and TransCommunity will reimburse them for their charges and expenses in this connection.

BENEFICIAL OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

The following table shows the share ownership at March 31, 2004, of the only shareholder known to TransCommunity to be the beneficial owner of more than 5% of TransCommunity’s common stock, which is the only TransCommunity voting security outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
TCF Financial Corporation 200 Lake Street East Wayzata, MN 55391	169,000	(2)	8.3%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.
(2)	Based on Schedule 13G filed by TCF Financial Corporation with the Securities and Exchange Commission on February 12, 2004. According to this Schedule 13G, as of December 31, 2003, TCF Financial Corporation has sole voting power and sole investment power with respect to all these shares.

The following table sets forth information as of March 31, 2004, regarding the number of shares of TransCommunity common stock beneficially owned by each current director, director nominee and certain executive officers of TransCommunity, and by all current directors, director nominees and executive officers of TransCommunity as a group.

Name	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percent of Class
Dean P. Agee	1,333		*
Thomas M. Crowder	6,666		*
James F. Keller	17,100		*
Richard W. Mayhew	14,166		*
M. Andrew McLean	3,133		*
Julian C. Metts, Jr.	25,483		1.2%
James L. Minter	15,091		*
Bruce B. Nolte	38,016	(4)	2.0%
Lawrence B. Nuckols	19,800		*
Troy A. Peery	7,500		*
John W. Pretlow, Jr.	1,333		*
John J. Purcell, Jr.	8,266		*
George W. Rimler	10,500		*
Stuart C. Siegel	20,000		*
John J. Sponski	7,833		*
John C. Watkins	7,866		*
William C. Wiley	72,850	(5)	3.7%
Robin Traywick Williams	4,133		*

All TransCommunity directors and executive officers (18 persons)	281,069		12.8%

*	Represents less than one percent (1%) of total outstanding shares of TransCommunity common stock as of March 31, 2004.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares subject to presently exercisable options or options exercisable within 60 days of March 31, 2004, awarded to directors of Bank of Powhatan, N.A. under TransCommunity’s stock option plan, as follows: Mr. Keller—1,000; Mr. Metts—4,150; Mr. Minter—5,925; Mr. Watkins—3,200; and Mr. Wiley—5,850. The stock option plan of Bank of Powhatan was assumed by TransCommunity on a share-for-share basis in connection with the reorganization whereby Bank of Powhatan became a wholly-owned subsidiary of TransCommunity.
(3)	Includes shares subject to options awarded April 15, 2003 (and exercisable within 60 days of March 31, 2004) to directors and executive officers as follows: Mr. Agee—333; Mr. Crowder—1,666; Mr. Keller—4,000; Mr. Mayhew—4,166; Mr. McLean—1,033; Mr. Metts—5,333; Mr. Minter—1,666; Mr. Nolte—4,166; Mr. Nuckols—4,700; Mr. Peery—2,500; Mr. Pretlow—333; Mr. Purcell—1,666; Mr. Rimler—2,500; Mr. Siegel—5,000; Mr. Sponski—2,583; Mr. Watkins—1,166; and Ms. Williams—1,033. All such options are exercisable at $10.00 per share.
(4)	Includes 21,000 shares subject to presently exercisable options granted to Mr. Nolte on April 15, 2003, pursuant to his employment agreement with TransCommunity. Also, includes 350 shares held by Mr. Nolte or his wife as custodian for minor relatives.
(5)	Includes 30,000 shares subject to presently exercisable options granted to Mr. Wiley on April 15, 2003, pursuant to his prior employment agreement with TransCommunity, as well as 25,000 shares issued to Mr. Wiley on December 8, 2003, as a restricted stock award as described under note (2) to the Summary Compensation Table below. Also, includes 7,000 shares held by a limited partnership of which Mr. Wiley is a general partner for the benefit of an adult relative of Mr. Wiley.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires directors, executive officers, and any persons holding more than 10% of the TransCommunity’s common stock to report their initial ownership of TransCommunity’s equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Based solely on a review of Forms 3, 4 and 5 furnished to TransCommunity during or with respect to its most recent fiscal years, TransCommunity believes that its officers and directors complied with all filing requirements under Section 16(a) of the Exchange Act during 2003, except as follows: Mr. Nuckols filed late a Form 4 in March 2003 to report a purchase of 4,600 shares made in October 2002, and filed an amended Form 4 on April 22, 2003 to correctly report a stock option award previously reported incorrectly on April 16, 2003.

ELECTION OF DIRECTORS

All shareholders of TransCommunity are requested to vote on the election of the Class III directors at the Annual Meeting. TransCommunity’s Board is divided into three classes (I, II, and III) of directors. Dean P. Agee, Lawrence B. Nuckols, John W. Pretlow, Jr., John J. Sponski and William C. Wiley currently serve as Class III directors, with terms expiring at the 2004 Annual Meeting. Each of these persons is nominated below for re-election as Class III directors. If elected, the Class III nominees will serve until the 2007 Annual Meeting or until their respective successors are elected and qualified. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Board of Directors believes that the nominees will be available and able to serve as Class III directors, but if any of these persons should not be available or able to serve, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of TransCommunity may designate. In the alternative, the Board may reduce the size of any class to reflect the number of remaining nominees, if any, for whom the proxies will be voted.

Certain information concerning the five nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class I and Class II directors, who will continue in office after the Annual Meeting until the 2005 and 2006 Annual Meeting of Shareholders, respectively.

The Board of Directors unanimously recommends a vote “FOR” all of the individuals nominated to serve as Class III directors.

NOMINEES FOR ELECTION AS

CLASS III DIRECTORS

(To Serve until 2007 Annual Meeting)

Name and (Age)	Director Since		Principal Occupation During Past Five Years
Dean P. Agee (68)	2001		Retired; Former Clerk of the Circuit Court of Louisa County, Virginia; Board of Directors, Bank of Louisa, N.A., Louisa, Virginia

Lawrence B. Nuckols (63)	2002		Self-employed cattle farmer and real estate developer, Goochland, Virginia; former owner, Nuckols Exxon, Goochland, Virginia; former member, Board of Supervisors, Goochland County, Virginia; Chairman, Bank of Goochland, N.A., Goochland, Virginia

John W. Pretlow, Jr. (59)	2001		Owner, John W. Pretlow Insurance Agency, Inc., Richmond, Virginia

John J. Sponski (64)	2001		Member/President, Tre Sorelle, L.L.C. (consulting services), Locust Dale, Virginia; Retired, Former Executive Vice President, Bank of America Corporation

William C. Wiley (58)	2000	(1)	Chairman and Chief Executive Officer, TransCommunity Bankshares Incorporated; Director, Bank of Powhatan, N.A., Powhatan, Virginia

CLASS I DIRECTORS

(Continuing To Serve until 2005 Annual Meeting)

Name and (Age)	Director Since		Principal Occupation During Past Five Years
Richard W. Mayhew (53)	2001		President, Main Street Mortgage and Investment Corporation, Richmond, Virginia; Director and Secretary, TransCommunity Bankshares Incorporated

James L. Minter (66)	1998	(1)	Owner, J.L. Minter Electrical Contractor, Richmond, Virginia; Owner, Swansboro Mechanical, Inc., Richmond, Virginia; Director, Bank of Powhatan, N.A., Powhatan, Virginia

Stuart C. Siegel (61)	2002		Chairman, S&K Famous Brands, Inc., Richmond, Virginia; Director, SunTrust Bank, Central Board, Richmond, Virginia

John C. Watkins (57)	1998	(1)	President, Watkins Nurseries, Inc., Midlothian, Virginia; Member, Virginia State Senate; Chairman, Bank of Powhatan, N.A., Powhatan, Virginia

Robin Traywick Williams (53)	2002		Former Chairman, Virginia Racing Commission, Richmond, Virginia; Former Chief of Staff for Lieutenant Governor of Virginia; Legislative Liaison for Lieutenant Governor of Virginia from 1997 to 2000; Director, Bank of Goochland, N.A., Goochland, Virginia

CLASS II DIRECTORS

(Continuing To Serve until 2006 Annual Meeting)

Name and (Age)	Director Since		Principal Occupation During Past Five Years
Thomas M. Crowder (48)	2001		Chief Financial Officer, TransCommunity Bankshares Incorporated since February 3, 2003. Executive Vice President, Guilford Company (private investment firm), Richmond, Virginia, from 1989 to 2003; Director, Bank of Goochland, N.A., Goochland, Virginia

Julian C. Metts, Jr. (70)	1998	(1)	Orthodontist, Cumberland, Virginia; Director, Bank of Powhatan, N.A., Powhatan, Virginia

Troy A. Peery, Jr. (57)	2002		President, Peery Enterprises (real estate development), Manakin-Sabot, Virginia since October 1998; President, Heilig-Meyers Company, Richmond, Virginia from September 1985 to December 1998(2); Director, S&K Famous Brands, Inc., Richmond, Virginia; Director, Open Plan Systems, Richmond, Virginia; Director, Bank of Goochland, N.A., Goochland, Virginia

John J. Purcell, Jr. (66)	2001		Secretary and Treasurer, J. S. Purcell Lumber Corporation, Louisa, Virginia; former member, Board of Supervisors, Louisa County, Virginia; Chairman, Board of Directors, Bank of Louisa, N.A., Louisa, Virginia

George W. Rimler (62)	2001		Professor of Management, Virginia Commonwealth University, Richmond, Virginia; Director, Virginia Family Business Forum; Member, Virginia Racing Commission, Richmond, Virginia

(1)	Includes term as a director of Bank of Powhatan, N.A. before TransCommunity became the holding company for Bank of Powhatan, N.A.
(2)	On August 16, 2000, Heilig-Meyers Company and certain of its subsidiaries (the Company) filed voluntary petitions for relief under Chapter 11, Title 11 of the United States Code (the Bankruptcy Code). The company is in possession of its assets, and manages and operates its businesses as debtor-in-possession under the Bankruptcy Code.

There are no family relationships between any director or executive officer of TransCommunity; however, TransCommunity director John J. Purcell, Jr. is the father of David M. Purcell, a member of the board of directors of Bank of Louisa, N.A. The Board of Directors is not aware of any involvement in legal proceedings which is material to an evaluation of the ability or integrity of any director or person nominated to become a director. Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

Board of Directors, Board Committees and Attendance

The Board of Directors conducts its business through meetings of the Board and through its committees. During calendar year 2003, the Board of Directors held four regular meetings. Each incumbent director attended at least 75% of all meetings of the board and committees on which he served, with the exception of Messrs. Pretlow and Siegel. The Board of Directors has standing Executive, Compensation, Nominating and Audit Committees.

TransCommunity has not adopted a formal policy on board members’ attendance at our annual meetings of shareholders, although all board members are encouraged to attend. Thirteen of our 15 board members attended our 2003 annual meeting of shareholders.

Nominating Committee: Members of the Nominating Committee are Messrs. Watkins (Chairman), Agee, Siegel and Ms. Williams. The Nominating Committee does not have a written charter. The Nominating Committee makes nominations and considers the qualifications of any candidates for membership on the Board. The Nominating Committee acted once in 2003 by a unanimous consent in writing. The Board of Directors has determined that all members of the Nominating Committee are independent under the Nasdaq Marketplace rules.

The Nominating Committee will accept for consideration shareholder nominations for directors if made in writing in accordance with TransCommunity’s bylaws. Shareholder nominations must include the nominee’s written consent to the nomination, sufficient background information with respect to the nominee, sufficient identification of the nominating shareholder and a representation by shareholder of his or her intention to appear at the Annual Meeting (in person or by proxy) to nominate the individual specified in the notice. To be considered for the 2005 Annual Meeting of Shareholders, nominations must be received by the Corporate Secretary no later than March 20, 2005.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting TransCommunity, time available for meetings and consultation regarding TransCommunity matters, and other particular skills and experience possessed by the individual.

TransCommunity does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Executive Committee: Members of the Executive Committee are Messrs. Peery (Chairman), Purcell, Watkins and Wiley. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. This committee is authorized, between meetings of the Board, to perform duties and exercise certain authorities of the Board. The Executive Committee met four times in 2003.

Compensation Committee: Members of the Compensation Committee are Messrs. Peery (Chairman), Metts, Nuckols, Rimler and Sponski. This committee recommends the level of compensation for TransCommunity’s officers and other employee remuneration plans to the Board of Directors. The Compensation Committee met two times in 2003.

Audit Committee: Members of the Audit Committee are Messrs. Sponski (Chairman), Pretlow and Siegel. Also, by resolution of the Board of Directors of TransCommunity, the chair of the Audit Committee of each existing subsidiary bank of TransCommunity sits as an ex officio member of the TransCommunity Audit Committee. These additional members are John H. Anderson (Bank of Powhatan), W. Daniel Holly, III (Bank of Goochland) and Wallace L. Tingler (Bank of Louisa). The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy standards of and are independent for audit committee purposes under applicable regulations of the Securities and Exchange Commission and the

Nasdaq Marketplace rules. The Board also has determined that, within the meaning of the applicable rules of the Securities and Exchange Commission, Mr. Siegel constitutes an “audit committee financial expert.” The Audit Committee reviews and approves various audit functions including the year-end audit performed by TransCommunity’s independent auditors. The Audit Committee met three times in 2003. See Report of the Audit Committee on pages 17-18.

Shareholder Communications with our Board of Directors

TransCommunity provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by writing to TransCommunity Bankshares Incorporated, 4235 Innslake Drive, Glen Allen, VA 23060. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

Directors’ Compensation

The directors received no retainer for 2003, nor did any director receive any fees for attending board or committee meetings.

Executive Officers of TransCommunity Who Are Not Directors

Name (Age)	Principal Occupation During Past Five Years
Bruce B. Nolte (57)	President and Chief Operating Officer, TransCommunity since June 27, 2001; President, TransCommunity since May 1, 2001. A native of Richmond, Virginia, Mr. Nolte has more than 20 years’ experience in the financial services industry. Before joining TransCommunity, Mr. Nolte served as Executive Vice President and General Counsel of First Horizon Strategic Alliances, Inc., a subsidiary of First Tennessee Bank, N.A., from 1995 to 2001. Mr. Nolte is a graduate of the U.S. Military Academy, and holds a law degree from the University of Richmond.

James F. Keller (48)	President and Chief Executive Officer, Bank of Powhatan, N.A. since December 7, 2000. Before joining Bank of Powhatan, Mr. Keller was Branch Manager for the Cumberland office of Wachovia Bank, Cumberland, Virginia; Director, Bank of Powhatan, N.A., Powhatan, Virginia.

M. Andrew McLean (50)	President and Chief Executive Officer, Bank of Goochland, N.A. since October 15, 2001. Before joining Bank of Goochland in its organizing stages, Mr. McLean was Executive Vice President at First Capital Bank, Glen Allen, Virginia; Director, Bank of Goochland, N.A., Goochland, Virginia.

EXECUTIVE COMPENSATION

The following table shows the cash and non-cash compensation paid to Mr. Wiley, President and Chief Executive Officer of TransCommunity, and TransCommunity’s next five most highly compensated executive officers during 2003, 2002 and 2001.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation						Long-Term Compensation			All Other Compensation ($) (9)
		Salary($)			Bonus($)		Other Annual Compensation ($)(1)	Restricted Stock Awards ($)		Securities Underlying Options (#) (3)
William C. Wiley Chairman and Chief Executive Officer	2003 2002 2001	$ $ $	150,000 140,000 97,375		$ $ $	14,250 25,000 25,000	— — —	$299,000	(2)	30,000 — 5,850		$9,483 — —

Bruce B. Nolte President and Chief Operating Officer	2003 2002 2001	$ $ $	124,000 124,000 87,833	(4)	$ $ $	10,500 12,500 12,500	— —			33,500 — —	$ $ $	8,835 1,860 316

Richard W. Mayhew(5) President and Chief Executive Officer, Main Street Mortgage and Investment Corporation	2003 2002 2001	$ $ $	120,000 120,000 120,000			— — —	— — —			12,500 — —	$ $ $	8,325 1,800 75

Thomas M. Crowder (6) Chief Financial Officer	2003		$105,416			$5,000	—			5,000		$8,062

James F. Keller(7) President and Chief Executive Officer, Bank of Powhatan, N.A.	2003 2002 2001	$ $ $	115,000 110,000 85,000		$ $	20,000 — 15,000	— — —			12,000 — 1,000	$ $ $	8,737 1,560 458

M. Andrew McLean(8) President and Chief Executive Officer, Bank of Goochland, N.A.	2003 2002 2001	$ $ $	116,000 110,000 6,662		$ $	20,000 10,000 —	— — —			3,100 — —	$ $	8,265 1,258 —

(1)	The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange Commission did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in each of the years reported for each executive officer.
(2)	In connection with Mr. Wiley’s new employment agreement with TransCommunity described below under “Employment Agreements,” on December 8, 2003, the Board of Directors awarded Mr. Wiley 25,000 “restricted” shares of TransCommunity stock. The shares will vest and the restrictions will be removed in annual installments of 5,000 shares each beginning January 1, 2004 and ending on January 1, 2008. During the period of restriction, the restricted shares may not be sold, pledged or otherwise transferred except in limited circumstances. If Mr. Wiley dies, become disabled, retires after age 65, is terminated without cause or resigns for good reason, all remaining restrictions will lapse and the shares will be fully vested. If Mr. Wiley is terminated with cause or resigns without good reason, all shares that are still subject to restrictions shall be forfeited back to TransCommunity. During the period that the shares, or any portion thereof, are restricted, Mr. Wiley will have the full right to vote all 25,000 shares and to receive currently any dividends or other distributions made with respect to such shares other than dividends paid in the form of shares of TransCommunity’s common stock. Any dividends payable in shares of TransCommunity’s common stock shall be subject pro rata to the same restrictions on transferability as the restricted shares with respect to which such dividend or distribution was paid. Because there is no active trading market for TransCommunity’s common stock, TransCommunity is not able to value this award based on trading prices on the date of grant. For that reason, TransCommunity, for purposes of this table as required by rules of the Securities and Exchange Commission, has valued the shares on the date of award at $11.97 per share, or $299,215 in the aggregate, based on a multiple of TransCommunity’s book value at December 31, 2003 (1.66 x book value of $7.21 per share), without any discount. This multiple has been determined by reference to an average of several recent trades of TransCommunity’s shares in the over-the-counter market and an average multiple of book value for the prices paid in acquisition transactions for shares of common stock of a group of other bank holding companies, with total assets of $50 to $150 million, believed by management to be reasonably comparable to TranCommunity. For financial accounting purposes, TransCommunity has valued this award in the same manner, but has applied a 20% discount, relating to restrictions on resale, for a net valuation of $9.56 per share, or $239,000 in the aggregate. This amount is being expensed over the life of the restrictions which resulted in an accounting charge against earnings of $67,661 for 2003. At December 31, 2003, Mr. Wiley held no other restricted shares.
(3)	Mr. Wiley and Mr. Keller were granted options to purchase 5,850 and 1,000 shares, respectively, of Bank of Powhatan, N.A. common stock on May 16, 2001, under the Bank of Powhatan, N.A.’s stock option plan. In connection with the reorganization by which TransCommunity became the holding company for Bank of Powhatan effective August 15, 2001, these options were assumed by TransCommunity and converted into options to purchase an equal number of shares of TransCommunity common stock. On April 15, 2003, options were awarded to Messrs. Wiley, Nolte, Mayhew, Crowder, Keller and McLean for the shares as indicated. All these options have an exercise price of $10.00 per share and vest in three equal annual installments as of the first, second and third anniversary of the date of grant, except for the options for 30,000 shares awarded to Mr. Wiley and options for 21,000 shares awarded to Mr. Nolte, both of which awards were made pursuant to employment agreements with Messrs. Wiley and Nolte effective June 27, 2001. The options awarded pursuant to these agreements are exercisable at $10.00 per share and were fully vested at December 31, 2003.
(4)	Represents compensation paid from May 1, 2001, when Mr. Nolte’s employment with TransCommunity commenced, through December 31, 2001.
(5)	Mr. Mayhew served as Chief Financial Officer of TransCommunity until February 3, 2003. He continues to serve as President and Chief Executive Officer of Main Street Mortgage and Investment Corporation, which is an indirect wholly-owned subsidiary of TransCommunity. Mr. Mayhew’s salary for 2001 and 2002 was paid by Main Street for Mr. Mayhew’s services as an officer of Main Street. Mr. Mayhew drew no compensation from TransCommunity for his services as Chief Financial Officer of TransCommunity.
(6)	Mr. Crowder became Chief Financial Officer of TransCommunity on February 3, 2003. The amount shown for Mr. Crowder represents compensation paid from that date through December 31, 2003.
(7)	Mr. Keller became President and Chief Executive Officer of Bank of Powhatan, N.A. (“Bank of Powhatan”) on December 7, 2000. His salary is paid by Bank of Powhatan.
(8)	Mr. McLean became President and Chief Executive Officer of Bank of Goochland, N.A. (“Bank of Goochland”) on October 15, 2001. His salary is paid by Bank of Goochland.
(9)	“All Other Compensation” consists of 401(k) matching amounts paid by TransCommunity.

Stock Options

Stock option grants were made during 2003 to each of the named executive officers other than Mr. Wiley as described in note (3) to the Summary Compensation Table. No named executive officer exercised any stock options during 2003. The following tables reflect activity under the TransCommunity 2001 Stock Option Plan during 2003.

Option Grants in Last Fiscal Year

Individual Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date
William C. Wiley	30,000	27.9%	10.00	4/14/13
Bruce B. Nolte	33,500	31.2%	10.00	4/14/13
Richard W. Mayhew	12,500	11.6%	10.00	4/14/13
Thomas M. Crowder	5,000	4.7%	10.00	4/14/13
James F. Keller	12,000	11.2%	10.00	4/14/13
M. Andrew McLean	3,100	2.9%	10.00	4/14/13

Fiscal Year-End Option Values

Name	Number of Securities Underlying Unexercised Options at 12/31/03 (#)(1) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12/31/03 ($)(2) Exercisable/Unexercisable
William C. Wiley	33,900/1,950	$135,600/$7,800
Bruce B. Nolte	21,000/12,500	$84,000/$50,000
Richard W. Mayhew	0/12,500	0/$50,000
Thomas M. Crowder	0/5,000	0/$20,000
James F. Keller	667/12,333	$2,668/$49,332
M. Andrew McLean	0/3,100	0/$12,400

(1) Stock options awarded in 2003 to the named executive officers are described in note (3) to the Summary Compensation Table above.

(2)	In the absence of any active trading market for TransCommunity’s common stock, the value of unexercised “in-the-money” options at December 31, 2003, is based on the difference between $10.00 per share, which is the option exercise price for all option awards shown in the table, and $14.00 per share, which is the price at which TransCommunity sold 81,084 shares of its common stock between May 1 and November 12, 2003, in a public offering of shares of its common stock.

Employment Agreements

Mr. Wiley has served as chief executive officer of TransCommunity under an employment agreement with TransCommunity since June 27, 2001. Effective December 8, 2003, TransCommunity and Mr. Wiley entered into a new employment agreement. The new agreement is for a two-year term beginning January 1, 2004 and ending December 31, 2005. The agreement is subject to a one-year extension subject to mutual agreement on compensation. Under the agreement Mr. Wiley will serve as Chairman of the Board of Directors and Chief Executive Officer, with the responsibility for performing such services and duties as TransCommunity’s Board of Directors may designate, for an annual base salary of $160,000 per annum, subject to increase in the discretion of the Board based on performance. In addition, the agreement provides for an annual performance bonus in the discretion of the Board. Other benefits include an $800,000 term life insurance policy (subject to certain conditions) and health and disability insurance coverage. The agreement provides for a monthly car allowance and an allowance for an annual physical examination.

Mr. Wiley serves at the pleasure of TransCommunity’s Board of Directors, If, during the term of the agreement, Mr. Wiley’s employment is terminated for cause (as defined), or if Mr. Wiley resigns without good reason (as defined), Mr. Wiley will be paid under the agreement to the date of termination. If Mr. Wiley is terminated without cause, or if Mr. Wiley resigns for good reason, he will be entitled to receive his base salary up to the end of the then current term of the agreement, plus an additional 24 months of base salary at the then current per annum amount. If Mr. Wiley should die during the term of the agreement, his estate will be entitled to a lump sum payment equal to two years base salary at the then current per annum amount.

The agreement imposes certain non-compete restrictions upon Mr. Wiley for a period of up to one year following termination of the agreement. Separately, but in connection with Mr. Wiley’s new employment agreement, the Board awarded Mr. Wiley 25,000 “restricted” shares of TransCommunity stock as described in note (2) to the Summary Compensation Table above. The agreement also provides that the stock option award made to Mr. Wiley under his prior employment agreement will be amended to extend to one year the period for exercise of those options upon Mr. Wiley’s death, disability, retirement after age 65, termination without cause or resignation for good reason. Under his prior employment agreement, Mr. Wiley was granted an award of options to purchase 30,000 shares of TransCommunity common stock, subject to adjustments in certain circumstances, at an exercise price of $10 per share. The options vested in three equal annual installments as of December 31, 2001, 2002 and 2003.

Effective June 27, 2001, TransCommunity and Mr. Nolte also entered into an employment agreement to serve as President and Chief Operating Officer of TransCommunity. The terms of Mr. Nolte’s agreement provides that Mr. Nolte’s annual base salary will be not less than $124,000, subject to increase at the discretion of the Board. Mr. Nolte’s agreement provided for performance bonuses in 2002 and 2003 based upon meeting specified performance goals. Mr. Nolte received bonuses of $12,500 for 2002 and $10,500 for 2003 under this provision. Mr. Nolte’s agreement provided that he would receive options for the purchase of 21,000 shares of common stock, subject to adjustment in certain circumstances, all of which shares vested on the same terms as applied to Mr. Wiley.

The option awards to Messrs. Wiley and Nolte as provided for in their then existing employment agreements were made on April 15, 2003, at an exercise price of $10.00 per share, and all of such shares are now fully vested.

Effective January 1, 2001, MSM Acquisition Co. (now Main Street) and Mr. Mayhew entered into an employment agreement under which Mr. Mayhew will serve as President and Chief Executive Officer of Main Street, with responsibility for performing such services and duties as Main Street’s Board of Directors or the Chairman of the Bank of Powhatan may designate, for an annual base salary of $120,000. In addition, the agreement provides for a potential bonus in each of the first seven years of the agreement based on meeting specific performance goals. Mr. Mayhew did not receive a bonus for 2002 or 2003 under this provision. Other benefits include health and disability insurance coverage and other benefits offered to executive employees of TransCommunity, Bank of Powhatan or Main Street.

The agreement is for a term of five years, with an automatic annual renewal thereafter unless notice of termination is provided 60 days before the end of a term. Mr. Mayhew serves at the pleasure of Main Street. If, during the term of the agreement, Mr. Mayhew’s employment is terminated without cause, Mr. Mayhew will be entitled to a severance payment of $60,000. The agreement also contains non-competition covenants for the term of the agreement and until December 31, 2005.

Effective February 1, 2003, TransCommunity and Mr. Crowder entered into an employment agreement under which Mr. Crowder will serve as the Chief Financial Officer of TransCommunity, with the responsibility for performing such services and duties as TransCommunity’s Chief Executive Officer may designate, for an annual base salary of $115,000, subject to increase at the discretion of the Board. In addition, the agreement provided for a signing bonus of $5,000 and a performance bonus if TransCommunity and Mr. Crowder agree to one in writing. Other benefits include term life insurance and health and disability insurance coverage.

The agreement is for a term of three years. Mr. Crowder serves at the pleasure of TransCommunity’s Board of Directors. If, during the term of the agreement, Mr. Crowder’s employment is terminated without cause, Mr. Crowder will be entitled to a severance payment equal to his annual salary at that time. If, during the term of the agreement, Mr. Crowder’s employment is terminated within one year of a change in control of TransCommunity, Mr. Crowder will be entitled to severance pay equal to three times his annual salary in effect at that time. The agreement also contains non-competition covenants for a period of six months following termination of Mr. Crowder’s employment.

Effective December 18, 2002, Bank of Goochland and Mr. McLean entered into an employment agreement under which Mr. McLean will serve as the President and Chief Executive Officer of Bank of Goochland, with the responsibility for performing such services and duties as the Bank of Goochland’s Chairman or Board of Directors may designate, for an annual base salary of $116,000, subject to increase at the discretion of the Board. Other benefits under the agreement include an automobile allowance and health and disability insurance coverage.

The agreement is for a term of three years, with a two year renewal at the option of Bank of Goochland. Mr. McLean serves at the pleasure of Bank of Goochland’s Board of Directors. If, during the term of the agreement, Mr. McLean’s employment is terminated without cause, Mr. McLean will be entitled to a severance payment equal to his annual salary in effect at that time. If, during the term of the agreement, Mr. McLean’s employment is terminated within one year of a change in control of TransCommunity, Mr. McLean will be entitled to severance pay equal to three times his annual salary in effect at that time. The agreement also contains non-competition covenants for a period of six months following termination of Mr. McLean’s employment.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2003 with respect to certain compensation plans under which equity securities of TransCommunity are authorized for issuance.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	-0-	N/A	N/A
Equity compensation plans not approved by shareholders (1)	318,675	$10.00	10,725
Total	318,675	$10.00	10,725

(1)	All shares shown relate to the 2001 Stock Option Plan. As noted below, the plan was amended in March 2003 to increase the total number of shares issuable under the plan to 330,000. Information concerning options awarded under the plan to directors and officers of TransCommunity is contained in notes (2), (3), (4) and (5) to the table under “Securities Ownership of Certain Beneficial Owners and Management” above.

2001 Stock Option Plan. The Board of Directors of the Bank of Powhatan adopted a stock option plan effective May 8, 2001. The plan was assumed by TransCommunity in connection with the reorganization in which Bank of Powhatan became a wholly-owned subsidiary of TransCommunity. The plan was amended and restated effective December 19, 2001, and was further amended on March 27, 2003, to increase the number of shares available for award and to eliminate limits on annual awards that may be made under the plan. The plan was adopted in order to reward employees and directors for services rendered and investment risks undertaken to date and to provide flexibility to TransCommunity in its ability to motivate, attract, and retain the services of employees and directors of TransCommunity and its subsidiaries upon whose effort the successful conduct of its operation is largely dependent. The plan will expire on May 7, 2011, unless sooner terminated by the Board. To date, options to acquire 319,275 shares have been awarded under the plan (excluding options for 3,500 shares which options have lapsed), of which options for 600 shares have been exercised.

The plan is administered by the Compensation Committee of TransCommunity’s Board of Directors, which consists entirely of the non-employee directors of TransCommunity’s Executive Committee. The Compensation Committee has the power, among others, to determine the employees and directors to whom awards shall be made. In administering the plan, the committee generally has the authority to determine the terms and conditions upon which awards may be made and exercised, but no option will be exercisable in any event after ten years from its grant, to determine terms and provisions of each written agreement evidencing an award, to construe and interpret the plan and the agreements, to establish, amend or waive rules or regulations for the plan’s administration, to accelerate the exercisability of any award, the end of any performance period or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the plan. The members of the committee are indemnified by TransCommunity against the reasonable expenses incurred by them, including attorney’s fees, in the defense of any action, suit or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the plan.

The plan provides that options for up to 330,000 shares of TransCommunity’s common stock may be issued to employees and directors under the plan. The committee will adjust the number of shares subject to each outstanding award, the exercise price and the aggregate number of shares from which grants or awards may be made in order to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations by TransCommunity.

Subject to the terms, conditions and limitations of the plan, the committee may modify, extend or renew outstanding awards, or, if authorized by the Board, accept the surrender of outstanding awards and authorize new awards in substitution therefor, including awards with lower exercise prices or longer terms than the surrendered awards. The committee may also modify any outstanding agreement, provided that no modification may adversely affect the rights or obligations of the recipient without the consent of the recipient.

The Board of Directors may terminate, amend or modify the plan from time to time in any respect, unless the particular amendment or modification would adversely affect any optionee in which case the consent of the optionee would be required. Any such amendment may be effected without shareholder approval except to the extent that such approval is required by the Internal Revenue Code of 1986, as amended, pursuant to the rules under Section 16 of the Securities Exchange Act of 1934, by any national securities exchange or system on which the stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations.

Employees and directors of TransCommunity and any subsidiaries (including any director who is also an employee) who are selected by the committee are eligible for awards under the plan. Such employees include any employee of TransCommunity and any subsidiaries, regardless of title or position. The plan does not limit the number of shares for which options may be granted to any one employee or director.

The exercise price of an award may not be less than 100% of the fair market value of the shares on the award date. Unless the committee determines otherwise, one third of an award to an employee (in his capacity as such if he is both an employee and a director) becomes vested and exercisable on each of the first three anniversaries of the award date and may only be exercisable while the employee is employed by TransCommunity or its subsidiaries. Unless the committee determines otherwise, one third of an award to a director (in his capacity as such if he is both an employee and a director) becomes vested and exercisable on each of the first three anniversaries of the award date. The full award becomes immediately vested and exercisable if the director’s service as a director terminates on account of his death, his retirement in accordance with any company policy on mandatory retirement for directors, his permanent and total disability or his failure to be reelected after requesting to stand for reelection. Unless otherwise provided by the committee, each award becomes vested and exercisable in the event of a change in control of TransCommunity. All options are subject to exercise or forfeiture if TransCommunity’s capital falls below its minimum requirements, as determined by its state or federal primary regulator, and TransCommunity’s primary federal regulator so directs TransCommunity to require such exercise or forfeiture.

All options awarded to date have been awarded to various directors and employees of TransCommunity, Bank of Powhatan, Bank of Goochland and the organizing board of directors of Bank of Louisa at an exercise price of $10.00 per share and a term of ten years. Except as otherwise provided in options grants made to Messrs. Wiley and Nolte pursuant to their respective employment agreements, one-third of the options vest annually in each of the first three years. In the case of options awarded to organizing directors of the Bank of Louisa, vesting periods do not commence to run until Bank of Louisa opens for business as a separate, subsidiary bank. The options will automatically vest in the event of a change of control of TransCommunity other than as a result of a reorganization, as is contemplated in this proxy. The discretionary option awards were made by the Compensation Committee taking into consideration the relative “at risk” capital contributions made to TransCommunity and to Bank of Powhatan to finance their initial organizational stages, attendance at board meetings, committee responsibilities, and efforts to enhance TransCommunity’s business with new customers and potential customers.

Interest of Management and Board in Certain Transactions

Certain directors and officers of TransCommunity and persons with whom they are associated have had, and expect to have in the future, banking transactions with Bank of Powhatan and Bank of Goochland in the ordinary course of their businesses, and expect to have similar transactions with Bank of Louisa, which opens for business on April 19, 2004. In the opinion of management of TransCommunity, all such loans and commitments for loans that have been made to these individuals were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the same time for comparable transactions with other persons, were made in the ordinary course of business, and do not involve more than a normal risk of collectibility or present other unfavorable features.

In February, 2003, TransCommunity purchased for $850,000 an approximate two acre tract of land, located at the intersection of U.S. Route 250 and State Route 621 in the Centerville area of Goochland County, as a permanent main office location for Bank of Goochland. The party from whom this land was purchased was a partnership in which Troy A. Perry, a director of TransCommunity, owns a 15% limited partnership interest. The purchase contract provided that, prior to the construction of Bank of Goochland’s main office, the seller would provide site improvements to the property that TransCommunity estimated to have a value of approximately $150,000. The site improvements were provided as contemplated and the Bank of Goochland completed construction of its main office and opened for business at that site in October, 2003.

Effective June 1, 2003, in contemplation of initially opening the Bank of Louisa as a branch of Bank of Powhatan, Bank of Powhatan leased for 12 months an office location in the Town of Louisa from John J. Purcell, Jr., a director of TransCommunity. The lease required no rental payments, but in exchange for the landlord foregoing monthly rent, Bank of Powhatan agreed to make certain tenant improvements to the leased premises that would revert to the landlord at the termination of the lease. The Bank of Louisa branch of Bank of Powhatan opened for business at this location in October, 2003. Upon completion of the new main office of Bank of Louisa, N.A., which is currently under construction at a separate location in the Town of Louisa, Bank of Powhatan will terminate the existing lease with Mr. Purcell and certain tenant improvements made at a cost of approximately $67,000 will revert to Mr. Purcell as landlord. If the Bank of Powhatan desires to extend the lease past June 1, 2004, the extension will be on a month-to-month basis at a rental of $1,000 per month.

On January 4, 2001 MSM Acquisition Co. (MSM), a subsidiary of the Bank of Powhatan purchased substantially all the assets of Main Street Mortgage and Investment Corporation from Richard W. Mayhew, who was subsequently elected a Director and Chief Financial Officer of TransCommunity. In addition to a cash payment to Mr. Mayhew of $231,176, MSM issued to Mr. Mayhew a non-interest-bearing note payable for $115,588, which amount was paid January 4, 2002. MSM also issued to Mr. Mayhew a non-interest-bearing note payable for $115,588 due on or after January 30, 2003, contingent upon having earned a certain cumulative profit from operation of the business. That obligation remains outstanding. The Board of Directors of the Bank of Powhatan approved the terms of the purchase.

AUDIT COMMITTEE DISCLOSURE

Report of the Audit Committee

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the current independence requirements of the Nasdaq listing standards, has furnished the following report. The Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority and increase the responsibility of corporate audit committees.

The Audit Committee assists the Board in overseeing and monitoring the integrity of TransCommunity’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board and amended during 2003 and 2004, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

The Audit Committee is responsible for overseeing TransCommunity’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2003, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and S.B. Hoover & Company, L.L.P. (“S.B. Hoover”), TransCommunity’s independent accountants;

•	Discussed with S.B. Hoover the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•	Received written disclosures and the letter from S.B. Hoover regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with S.B. Hoover its independence; and

•	Reviewed and discussed with S.B. Hoover TransCommunity’s critical accounting policies, alternate financial reporting and material communications between S.B. Hoover and management.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of TransCommunity’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of TransCommunity’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee does not complete its reviews prior to TransCommunity’s public announcements of financial results and, necessarily relies on the work and assurances of TransCommunity’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and S.B. Hoover, the Audit Committee recommended to the Board that the audited financial statements be included in TransCommunity’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

John J. Sponski, Chairman

John J. Pretlow, Jr.

Stuart C. Siegel

John H. Anderson, Jr. (ex officio)

W. Daniel Holly, III (ex officio)

Wallace L. Tingler (ex officio)

Audit Committee Pre-approval Policy

The Audit Committee reviews and pre-approves all auditing services and permitted non-audit services performed by TransCommunity’s independent auditors, as well as corresponding fees, subject to the de minimis exception for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the committee prior to the completion of the audit.

The Audit Committee may form and delegate authority to, when appropriate, subcommittees consisting of one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such subcommittee to grant pre-approvals are presented to the committee at its next scheduled meeting.

Fees Paid to Auditors

The following fees were billed or estimated by S.B. Hoover & Company, L.L.P., TransCommunity’s independent public auditors, for services provided for the fiscal years ended December 31, 2002 and 2003:

	2002	2003
Audit Fees (1)	$72,686	$74,331
Audit Related Fees (2)	28,280	12,196
Tax Fees (3)	3,472	4,000
All Other Fees (4)	$15,150	$6,659

	$119,588	$97,186

(1)	Includes the annual audit in accordance with generally accepted auditing standards, and quarterly review of TransCommunity’s financial statements.
(2)	Includes loan reviews and consultation on financial accounting and reporting standards.
(3)	Includes federal and state tax filings.
(4)	“All Other Fees” consisted primarily of fees for services rendered in connection with TransCommunity’s registration statement filed under the Securities Act of 1933, as amended, with respect to its public offering, and certain periodic reports filed under the Securities Exchange Act of 1934, as amended, and with filings made with applicable bank regulatory agencies and for other miscellaneous accounting services.

The Audit Committee has considered the provision of the non-audit services listed above by S.B. Hoover & Company, L.L.P., and has determined that the provision of these services to TransCommunity is compatible with maintaining the independence of its external auditors.

AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors has approved, subject to the approval of our shareholders, an amendment to TransCommunity’s articles of incorporation that would change the name of TransCommunity Bankshares Incorporated to TransCommunity Financial Corporation. The proposed amendment will not affect the rights of shareholders and shareholders will not need to exchange any of their stock certificates in connection with the name change.

In 2003, TransCommunity determined to become a financial holding company under the Gramm-Leach-Bliley Act, which was enacted in 1999. That status became effective as of February 25, 2004. Financial holding companies are permitted to engage in a broader range of financial services than are bank holding companies, including banking, securities underwriting, insurance and merchant banking. This added flexibility is consistent with TransCommunity’s long-term strategy of building a complete financial services organization.

The Board of Directors believes that the name change is appropriate as a reflection of TransCommunity’s focus on providing a full array of banking, financial and investment services typically not available to the customers of community banks. TransCommunity’s current name is typical of that of a bank holding company. The new name is intended to better convey the operational and organizational focus and capabilities of TransCommunity, while retaining TransCommunity’s name recognition and reputation.

The Board of Directors believes that the proposed name change in the best interests of TransCommunity and its shareholders. The affirmative vote of at least a majority of the shares entitled to vote at the Annual Meeting will be required for passage of this proposal.

The complete text of the amendment to the articles of incorporation is as follows: Delete from Article I the words “TransCommunity Bankshares Incorporated” and substitute in lieu thereof the words “TransCommunity Financial Corporation.”

If not otherwise specified, proxies will be voted in favor of the amendment to the articles of incorporation.

The Board of Directors unanimously recommends a vote “FOR” the proposal to change the name of Transcommunity from Transcommunity Bankshares Incorporated to Transcommunity Financial Corporation.

RATIFICATION OF APPOINTMENT OF AUDITORS

S.B. Hoover & Company, L.L.P. served as TransCommunity’s independent public accountants for the fiscal year ended December 31, 2003, and has been selected by the Board of Directors as independent public accountants for TransCommunity for the fiscal year ending December 31, 2004, subject to ratification by the shareholders.

If not otherwise specified, proxies will be voted in favor of ratification of the appointment. Representatives of S.B. Hoover & Company, L.L.P. are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the proposal to ratify the appointment of S.B. Hoover & Company, L.L.P. to serve as independent public accountants for the fiscal year ending December 31, 2004.

OTHER MATTERS

As of the date of this proxy statement, management is not aware of any business to come before the Annual Meeting other than those matters described above. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in TransCommunity’s proxy materials in connection with the 2005 Annual Meeting, the proposal must be in proper form and must be received by TransCommunity’s Secretary, at TransCommunity’s principal office in Richmond, Virginia, on or before December 21, 2004.

In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if TransCommunity has not received notice of such proposal by December 21, 2004, in writing delivered to TransCommunity’s Secretary.

ADDITIONAL INFORMATION

A copy of TransCommunity’s Annual Report on Form 10-KSB (including exhibits) for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon written request directed to the Corporate Secretary, TransCommunity Bankshares Incorporated, 4235 Innslake Drive, Glen Allen, VA 23060. A copy of TransCommunity’s Annual Report for 2003 on Form 10-KSB, including TransCommunity’s Code of Ethics, as adopted by the Board of Directors on September 11, 2003, which is an exhibit to the Form 10-KSB may also be obtained by downloading it from TransCommunity’s website at www.transcommunitybankshares.com under “Investor Relations—Financial Information.”

Appendix A

TransCommunity Bankshares Incorporated

Audit Committees

of

the Corporation

COMMITTEE CHARTER

Structure

The Audit Committee structure for TransCommunity Bankshares (“TCB”) shall consist of an Audit Committee for the holding company, and an Audit Committee for each TCB affiliate. These committees shall work in concert as outlined herein.

Role of Audit Committees

The TCB Audit Committee shall act on behalf of the board of directors to oversee all material aspects of the Company’s and affiliates’ financial reporting, control and audit functions, except those specifically related to the responsibilities of another standing committees of either the TCB or affiliate boards of directors. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders and to the TCB and affiliate boards of directors, and on Company and affiliate processes for the management of business/financial risk and compliance with significant applicable legal, ethical and regulatory requirements.

The role of the TCB Audit Committees also includes coordination with other committees of the TCB Board of Directors, as well as with the Audit Committees of each TCB affiliate, and maintenance of strong, positive working relationships with management, external and internal auditors, counsel and other committee advisors.

The role of the Audit Committee of each TCB affiliate shall be similar to that of the TCB Audit Committee with respect to the business of each such affiliate. The audit committee of each TCB affiliate shall coordinate their activities with those of the TCB Audit Committee.

Membership of Audit Committees

The TCB Audit Committee shall consist of three independent, non-employee members of the TCB Board of Directors, plus the chair of the Audit Committee of the board of directors of each TCB affiliate. One of the Committee members appointed from the TCB board of directors shall be designated as chair of the committee by the TCB Board of Directors.

Each TCB affiliate shall also have an Audit Committee appointed by its Board of Directors consisting of at least three non-employee directors. One member shall be designated by its board of directors as chair of the affiliate audit committee.

To the greatest extent possible, all audit committee members shall have: (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statements, statement of cash flows and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. At least one member of each audit committee, preferably the chair, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements, and should have past employment experience in financial or accounting or other comparable experience or background.

Audit Committee appointments for the TCB Audit Committee, and for the Audit Committee of each TCB affiliate, shall be approved annually by the TCB Board of Directors or the board of directors of each TCB affiliate, as appropriate. The chair for the TCB Audit Committee shall be appointed by the TCB board of directors, and the chair of each affiliate audit committee shall be appointed by that affiliate’s board of directors.

Audit Committee Operating Principles

Each audit committee shall fulfill its responsibilities within the context of the following overriding principles:

Communications

The chair and others on the committees shall, to the extent appropriate, maintain an open avenue of contact throughout the year with senior management, other committee chairs and other key committees advisors (external and internal auditors, etc.), as applicable, to strengthen committees’ knowledge of relevant current and prospective business issues.

Education/Orientation

The audit committees, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to each affiliate and TCB. Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to ensure understanding of the business ands environment in which the each affiliate and TCB operates.

Annual Plan

The TCB Audit Committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the “primary committees responsibilities” detailed herein. The annual plan shall be reviewed and approved by the TCB Board of Directors and reviewed by the board of directors of each TCB affiliate.

Meeting Agenda

Committee meeting agendas shall be the responsibility of each audit committee chair, with input from other committee members. It is expected that each chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.

Expectations and Information Needs

The TCB Audit committee shall communicate its expectations and the nature, timing and extent of information needs to management, internal auditors and external parties, including external auditors, as well as to the audit committee of each TCB affiliate. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors and others at least one week in advance of meeting dates. Meeting conduct will assume committee members have reviewed written materials in sufficient depth to participate in committee discussions or general board of director dialogue.

External Resources

The TCB Audit Committee shall be authorized to access internal and external resources, as the Committee requires, in order to carry out the responsibilities of both TCB and affiliate audit committees.

Meeting Attendees

Each Audit Committee shall request members of management, counsel, internal and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee’s responsibilities. Periodically, and at least annually, each committee shall meet in private session with only the committee’s members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the chair of the TCB Audit Committee or the chair of any TCB affiliate audit committee, with or without management’s attendance. In any case, the TCB Audit Committee shall meet in executive session separately with internal and external auditors, at least annually.

Meeting Frequency

Each Audit Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by each committee’s chair.

Reporting to the TCB and affiliate boards of Directors

Each Audit Committee, through its chair, shall report periodically, as deemed necessary, but at least semiannually, to its board of directors. In addition, summarized minutes from all audit committee meetings, separately identifying monitoring activities from approvals, shall be available to each board of directors, as appropriate, at least one week prior to the subsequent board of director’s meeting.

Self-Assessment

The TCB Audit committee shall review, discuss and assess its own performance, as well as the performance of the audit committee of each TCB affiliate, seeking input from senior management, the full board of directors of TCB or the board of directors of each TCB affiliate, and others. Changes in role/and or responsibilities, if any, shall be recommended to the full TCB board for approval.

2

Audit Committee Responsibilities

Financial Reporting

•	Review and assess the annual and internal financial statements before they are released to the public or filed with the SEC.

•	Review and assess the key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditors’ views, and the basis for audit conclusions.

•	Approve changes in important accounting principles and the application thereof in both interim and annual financial reports.

•	Advise financial management and the external auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

Risk and Controls

•	Review and assess the company’s business and financial risk management process, including the adequacy of the overall control environment and controls in selected areas representing significant risk.

•	Review and assess the company’s system of internal controls for detecting accounting and financial reporting errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct. In that regard, review the findings and recommendations of the external and internal auditors, together with management’s responses.

•	Review with legal counsel any regulatory matters that may have a material impact on the financial statements.

•	Review the results of the annual audits of directors’ and officers’ expense accounts and management perquisites prepared by the internal auditors.

External and Internal Auditors

•	Review and approve the appointment, compensation, or termination of the independent auditors to audit the financial statements of TCB and its subsidiaries.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Audit Committee, as the shareholders’ representatives, and it is the Audit Committee that has the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

•	Review the performance of the external and internal auditors.

•	Obtain a formal written statement from the external auditors consistent with standards set by the Independence Standards board. Additionally, discuss with the auditors any relationships or non-audit services that may affect their objectivity or independence.

•	Consider, in consultation with the external and internal auditors, their audit scopes and plans to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

•	Review and approve requests for any consulting services to be performed by the external auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

•	Review with management and the external auditors the result of the annual audits and related comments in consultation with other committees as deemed appropriate, including any difficulties or disputes with management, any significant changes in the audit plans, the rationale behind adoptions and changes in accounting estimates requiring significant judgments.

•	Provide a medium for the external auditors to discuss with the Audit Committees their judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

•	Approve changes in the directors of the internal audit function.

•	Instruct the internal auditors that they are responsible to the TCB and affiliate boards of directors through the Committees.

•	Review with the internal auditors any changes in the scope of their plans.

•	Review with the internal auditors the result of their monitoring of compliance with the code of conduct.

Other

•	Review and update the committees’ charter

•	Review and update the company’s code of conduct.

•	Review and approve significant conflicts of interest and related party transactions.

•	Conduct or authorize investigations into any matters within the committees’ scope of responsibilities. The TCB Audit committee will be empowered to retain independent counsel and other professionals to assist in conducting any investigation.

Revised March 25, 2004

3

Appendix B

TRANSCOMMUNITY BANKSHARES INCORPORATED

Audit Committee

Audit and Non-Audit Services Pre-Approval Policy

Statement of Principles for Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision for such services does not impair the auditor’s independence. The independent auditor has reviewed this policy and believes that implementation of the Policy will not adversely affect the auditor’s independence.

Services Pre-Approved by the Audit Committee

Exhibit A to this Policy describes the nature of the audit, audit-related, and tax services that have the Audit Committee’s pre-approval. Exhibit B to this Policy describes those services that the Company’s independent auditors cannot perform as prohibited by the SEC.

Pre-Approval Policy

Annually, the Audit Committee will review the services expected to be provided by the independent auditor to ensure that the provision of such services will not impair the auditor’s independence. The Audit Committee will pre-approve fee levels for the up-coming fiscal year for each of the following categories: audit, audit-related and tax compliance/planning services (individual projects less than $10,000. Tax compliance/planning projects exceeding $10,000 and all other services not pre-approved in the categories above will require specific pre-approval from the Audit Committee on an individual project basis. Approval for such services may be requested at the next Audit Committee meeting or if earlier approval is necessary it may be obtained in accordance with the Audit Committee’s delegation to the Audit Committee Chairman as described below.

Delegation

The Audit Committee will not delegate its responsibilities to pre-approve services performed by the independent auditor to management. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year. The Chairman has the authority to review and approve permissible services up to $10,000 per service provided that the aggregate amount of such services does not exceed the prior year Company audit fee. The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

4

Exhibit A

Audit Services

•	Financial or statutory audits for subsidiaries of the Company, including procedures to provide attestation as to the effectiveness of the Company’s internal controls.

•	Timely quarterly reviews of the Company and its subsidiaries

•	Consultations related to accounting, financial reporting or disclosure matters

•	Services associated with:

•	SEC registration statements

•	Periodic reports and other documents filed with the SEC

•	Comfort letters and consents

Audit-Related Services

•	Internal control reviews

•	Other attest services

Tax Compliance and Planning

•	U.S. federal, state and local tax compliance and planning

5

Exhibit B

Prohibited Non-Audit Services by the Independent Auditor

The Securities and Exchange Act of 1934 has been amended to prohibit the Company from engaging the independent auditor to perform the following types of services:

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services or fairness opinions

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions or human resources

•	Broker or dealer, investment adviser, or investment banking services

•	Legal services and expert services unrelated to the audit

6

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY

TRANSCOMMUNITY BANKSHARES INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

MAY 25, 2004

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of TransCommunity Bankshares Incorporated (TransCommunity) hereby appoints William C. Wiley and Bruce B. Nolte, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of TransCommunity standing in the name of the undersigned as of March 31, 2004, at the Annual Meeting of Shareholders to be held Tuesday, May 25, 2004, at 10:00 a.m. at The Place at Innsbrook, 4036-C Cox Road, Glen Allen, Virginia, or any adjournments thereof, on each of the following matters:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees in Item 1, FOR the change of TransCommunity’s name to “TransCommunity Financial Corporation” as provided in Item 2, and FOR ratification of the accountants listed in Item 3. If any other matter shall be brought before the meeting under Item 4, the shares represented by this proxy will be voted in the discretion of the proxy agents.

		For	Withhold	For All Except
1.	To elect five (5) Class III directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified, as instructed below.	☐	☐	☐

Class III Nominees:

Dean P. Agee

Lawrence B. Nuckols

John W. Pretlow, Jr.

John J. Sponskl

William C. Wiley

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	To ratify and approve the amendment to Article I of TransCommunity’s Articles of Incorporation to change its name to “TransCommunity Financial Corporation.”	☐	☐	☐

3.	To ratify the appointment of S.B. Hoover & Company, L.L.P., as independent public accountants for the fiscal year ending December 31, 2004.	☐	☐	☐

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ð ☐

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receipt from TransCommunity prior to the execution of this proxy of a Notice of Meeting and of a Proxy Statement dated April 20, 2004:

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder(if any) sign above

ñ Detach above card, sign, date and mail in postage paid envelope provided. ñ

TRANSCOMMUNITY BANKSHARES INCORPORATED

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.